Exhibit 99.1

2022 TIME S ustainable A vailable I nnovative

The practice of thermodynamics

The laws of thermodynamics (1822 - 1888) Rudolf Clausius (1864 - 1941) Walther Nernst (1853 - 1932) Wilhelm Ostwald (1821 - 1894) Hermann von Helmholtz

Power Computing Steamer Hand work

Limited Improve Energy Efficiency C arbon S ilicon Find More Energy F ossil - fuel C lean Energ y

Especially, Bitcoin Mining

Electricity Data Value Heat Algorith m Chi p Over 99% electricity consumed in the computing process turns into heat.

Major Cost Internet Data Center (IDC) 1% 2020 3 - 13% 2030 Bitcoin Mining 0.5% 2021 74 % Renewable

Undervalued Cooling Needs 99 % heat PUE>1.5 Heating Needs 50 % Energy 40 CO 2

An integrated hardware and software open - source system CAB BOX APP PCB

1.0 2.0

3.0 More efficiency 5nm Chips More digitalized Cloud Management More customized Hash Board

Liquid Cooling Waste Heat Utilization Better Boiler

Foldable Portable Deployable Better Battery

Better Browser Asset Mining Energy Safety

Intensive Efficient Stable Better Block

Clean mining fund is the better access to BTC

Participation Distribution Procurement allocation Transportation Putting on shelves & power - on Disposal & circulation Output & distribution Operation and maintenance Investor s

Industry News & Trends

S ustainable Mining A vailable Power I nnovative Heating

S ustainable Mining

A vailable Power

50% energy saved for both industries I nnovative Heating C omputing Heating

The open - sourced & decentralized ecosystem

TREE T eam R isk E xpend E quity SAIHEAT SAIBYTE SAIMETA SAICHIP SAIFIAT SAIFOCI SAIWATT Fibonacci tree

SEED SAI Energy Energist DAO Elec Fund BTC Heat Alg o Chi p Mining photosynthesis

Author of the book Computing Selected as 30 under 30 by Forbes, 2021 Founding member of Forbes Global Alliance (FGA) 7 years’ entrepreneurship and management experience in advanced technology and cryptocurrency Arthur Lee Founder & CEO

Darhan Pao SAIBYTE VP Taio Cheung SAIFOCI VP lan Chow SAIFIAT VP Zoya Ji SAIMETA VP Yunfeng Liu SAIHEAT VP Jason Wong SAIWATT VP

Strategic Investor Backed by Financial Investors

Global distribution Average age 31 Female 40% 18 builders

www.sai.tech